EXHIBIT 10.1

                                BAY NATIONAL BANK
                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT (this "Agreement") dated as of September 14, 1999, is entered by and between Bay National Bank, a national bank (the "Bank") and Hugh W. Mohler ("Employee").

         The Bank and Employee, in consideration of the mutual promises set forth herein and for other valuable consideration the sufficiency of which is hereby acknowledged and intending to be legally bound, agree as follows:

         1. Employment. The Bank agrees to employ Employee, and Employee agrees to accept employment with the Bank. Employee agrees to perform his duties and responsibilities in accordance with the terms and conditions set forth herein.

         1.1.(a) Employment Term. The term of this Agreement (the "Employment Term") shall be for three years and commence on September 14, 1999 and, unless previously terminated in accordance with Section 7 of this Agreement or extended by mutual agreement of the parties, shall terminate on September 14, 2002 (the third anniversary of such date) upon 90 days prior written notice by either party. If neither party gives prior written notice of termination, this Agreement shall automatically renew for a one-year term and successive one-year terms thereafter until such time as one party gives 90 days prior written notice by either party of a termination.

         1.1.(b) Effective Date. The effective date of this Agreement is September 14, 1999.

         1.2. Duties and Responsibilities.

         (a) During the Employment Term, Employee shall serve as President of the Bank and shall perform in a satisfactory manner all duties and accept all responsibilities incidental to such position or as may be assigned to him from time to time by the Bank's Board of Directors. Employee shall devote his productive time, ability, attention, and energies to the fulfillment of said duties during the Employment Term. During such time, the Employee shall not directly or indirectly render any services of a business, commercial, or professional nature to any other person or organization except for entities affiliated with the Bank, whether or not for compensation, without the prior written consent of the Bank.

         (b) Employee represents to the Bank that he is not subject or a party to any employment, non-competition, non-disclosure or other agreement, covenant, understanding or restriction which would prohibit Employee from executing this Agreement and performing fully his duties and responsibilities hereunder, or which would in any manner, directly or indirectly, limit or affect the duties and responsibilities which may now or in the future be assigned to Employee by the Bank.


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         1.3(a) Compensation. The Bank shall pay Employee a base salary at the annual rate of $154,000.

The Bank agrees that the Employee's base salary will be reviewed annually by the Bank's Board of Directors to determine, in light of the performance of Employee and the Bank, if an increase is appropriate. Such increases shall be in the sole discretion of the Bank's Board of Directors. All compensation under this Agreement shall be paid less withholding required by law or agreed to by Employee, and shall be payable as determined by the Board of Directors of the Bank. The Bank also agrees to reimburse Employee for reasonable business expenses incurred by Employee in the discharge of his duties.

         1.3(b). Bank and Employee agree that the Bank will offer Employee an incentive compensation plan, the terms of which to be agreed upon by the parties.

         2. Other Benefits.
         ------------------

         2.1. Vacation. For the duration of the Employment Term, Employee shall be entitled to vacation per the policies of the Bank as applicable to executive-level employees. Earned but unused vacation will be forfeited at the end of each calendar year.

         2.2. Plan Benefits. The Bank shall provide Employee the following benefits: family health, dental and vision insurance, life insurance equal to three year's base salary and officers and directors liability insurance. The foregoing benefits shall be provided to Employee at the same cost as such benefits are provided to other employees of the Bank. Employee shall be eligible to participate in any exclusive stock option plan offered by the Bank or Bay National Corporation as may be applicable. Employee shall receive long-term and short-term disability insurance as such is provided to other Bank management employees.

         3. Non-Disclosure of Confidential Information and Records.
         ----------------------------------------------------------

         3.1. During the term of his employment, Employee will have access to the Bank's proprietary information or information which is entrusted to the Bank, including information relating to business plans and to business as conducted or anticipated to be conducted, and to past, current or anticipated products, employees, and services ("Confidential Information").

         3.2. In further consideration of Employee's employment and continued employment, and other benefits provided to Employee by the Bank, Employee agrees as follows: (i) except as required by Employee's duties to the Bank, not to at any time directly or indirectly disclose to or use for others or appropriate for his own personal use or cause to be used by others any Confidential Information without first obtaining the written consent of the Board of Directors of the Bank to do so; (ii) all records and other writings of Confidential Information prepared by Employee, or which come into his possession or control, or which he has access to, are and shall remain the exclusive property of the Bank, and upon notice of termination of Employee's employment, Employee will not remove any such records or copies thereof, but all shall be left with the Bank, and any such records or copies not with the Bank in an Employee's possession


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or control, shall be, upon notice of termination of employment, immediately returned to the Bank along with any other property of the Bank.

         3.3. The requirements of this Section 3 shall apply during the time of Employee's employment with the Bank and thereafter with no time limitation, unless it can be demonstrated conclusively that such Confidential Information has through no act or fault of Employee become part of the public domain.

         4. Non-Competition.
         -------------------

         4.1. During the Employment Term and for a period of six (6) months after employment of the Employee by the Bank or any of its affiliates has ended (whether or not such employment was pursuant to this Agreement), Employee will not, unless acting pursuant thereto or with the prior written consent of the Board of Directors of the Bank, directly or indirectly, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with or use or permit his name to be used in connection with, any federally-chartered or state-chartered bank, bank holding company, savings and loan, thrift, savings and loan holding company or other financial institution offices which are located in the Bank's market area (the "Area").

         4.2. The foregoing restriction shall not be construed to prohibit the ownership by Employee of not more than five percent (5%) of any class of securities of any corporation which is engaged in the business of banking having a class of securities registered pursuant to the Securities Exchange Act of 1934, provided that such ownership represents a passive investment and that neither Employee nor any group of persons, including Employee in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes any part in its business, other than exercising his rights as a shareholder, or seeks to do any of the foregoing.

         4.3. This covenant not to compete is an inducement to cause the Bank to execute this Agreement and is a condition to, and consideration for, such employment and continued employment, raises, promotions, severance, and other benefits provided to Employee by the Bank.

         5. No Solicitation. Employee agrees that, for a period of one (1) year after the employment of the Employee by the Bank or any of its affiliates has ended (whether or not such employment is pursuant to this Agreement), he will not either directly or indirectly, (i) call on or solicit any person, institution, corporation, trust or other entity who or which at the time of such termination was, or within one (1) year prior thereto had been, a customer of the Bank or any of its affiliates or (ii) solicit the employment of any person who was employed by the Bank or any of its affiliates on a full or part-time basis at the time of Employee's termination of employment, unless such person
(a) was involuntarily discharged by the Bank or such affiliates, or (b) voluntarily terminated his relationship with the Bank or such affiliate prior to Employee's termination of employment.

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         6. Equitable Relief.
         --------------------

         6.1. Employee acknowledges that the restrictions contained in Sections 3, 4 and 5 are reasonable and necessary to protect the legitimate interests of the Bank and its affiliates, that the Bank would not have entered into this Agreement in the absence of such restrictions and that any violation of any provision of these Sections will result in irreparable injury to the Bank and its affiliates. Employee further represents and acknowledges that (i) he has been advised by the Bank to consult his own legal counsel in respect of this Agreement, and (ii) that he has had full opportunity, prior to execution of this Agreement, to review thoroughly this Agreement with his counsel.

         6.2. Employee agrees that the Bank's remedy at law for a breach of paragraphs 3, 4, and 5 would be inadequate and that the Bank shall be entitled to preliminary and permanent injunctive relief, without the necessity of providing actual damages, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of Sections 3, 4, or 5, which rights shall be cumulative and in addition to any other rights or remedies to which the Bank may be entitled. In the event that any of the provisions of Sections 3, 4, or 5 should ever be adjudicated to exceed the time, geographic or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic or other limitations permitted by applicable law.

         6.3. Employee irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of this Agreement, including without limitation, any action commenced by the Bank for preliminary and permanent injunctive relief and other equitable relief, may be brought in the United States District Court for the District of Maryland, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Baltimore County, Maryland, (ii) consents to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iii) waives any objection which Employee may have to the laying of venue of any such suit. Employee also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 12 of this Agreement.

         6.4. Employee agrees that he will provide, and that the Bank may similarly provide, a copy of Sections 3, 4, and 5 of this Agreement to any business or enterprise (i) which he may directly or indirectly own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing, or control of, or (ii) with which he may be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise, or in connection with which he may use or permit his name to be used; provided, however, that this provision shall not apply in respect of Section 5 of this Agreement after expiration of the time periods set forth therein.

         7. Termination. This Agreement shall terminate prior to the expiration of its term set forth in Section 1.1 above, upon the occurrence of any one of the following events:

         7.1. Disability. In the event that Employee becomes unable to perform his duties hereunder for a period of six (6) consecutive months or otherwise is deemed to be


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disabled within the meaning of the Bank's then existing disability benefit program, this Agreement may be terminated by the Bank and the Bank shall have no further liability or obligation to Employee for compensation; provided, however, that if the Employee becomes disabled during the Employment Term, the Bank shall pay to him or his legal representatives an amount equal to the installment of his salary set forth in Section 1.3 hereof for the month in which he becomes disabled which have been earned but not yet paid. This Section shall be interpreted in compliance with the Family Medical Leave Act to the extent that the provisions of that law would apply.

         7.2. Death. In the event that Employee dies during the Employment Term, the Bank shall pay to his executors, legal representatives or administrators an amount equal to the installment of his salary set forth in Section 1.3 hereof for the month in which he dies, and thereafter, except as otherwise provided in this Agreement, the Bank shall have no further liability or obligation hereunder to his executors, legal representatives, administrators, heirs or assigns or any other person claiming under or through him, provided, however, that Employee's estate or designated beneficiaries shall be entitled to receive the payments described for such recipients under any death benefit plan which may be in effect for executive-level employees of the Bank and in which Employee participated.

         7.3. Termination by Bank For Cause. Nothing in this Agreement shall be construed to prevent its termination by the Bank at any time for "cause" without prior notice. For purposes of this Agreement, "cause" shall mean the failure of Employee to perform or observe any of the terms or provisions of this Agreement or to comply fully with the lawful directives of the Directors of the Bank, dishonesty, misconduct, conviction of a crime or otherwise causing embarrassment to the Bank and its public reputation, substance abuse, misappropriation of funds, disparagement of the Bank or failure to comply with Bank policy.

         7.4. Termination by the Bank Without Cause. This Agreement may be terminated by the Bank for any reason whatsoever, by giving 30 days' prior written notice of termination to the other party. If Employee is terminated without cause pursuant to this Section 7.4, Employee shall be entitled to the base salary earned prior to the date of termination as provided for in this Agreement, computed pro-rata up to and including the date of termination plus a continued monthly base salary (at the then current rate) for a period of six (6) months from the date of termination. Notwithstanding the foregoing, such right to a continued salary shall terminate at such time as the Employee has found other employment comparable with Employee's employment with the Bank. Employee shall use his best efforts to obtain such employment.

         7.5. Nonrenewal of the Agreement by the Bank. In the event the Bank gives the notice to the Employee contemplated by Section 1.1(a) that this Agreement will not be renewed, the Bank shall pay to the Employee the monthly base salary Employee would otherwise be entitled had he remained as an employee of the Bank for the three (3) month period following the date of termination, such payment to be paid on such future dates as the base salary would have otherwise been payable hereunder.


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         7.6. Effect of Termination at Employee's Election. In the event of the termination of this Agreement by Employee prior to the completion of the Employment Term, Employee shall provide the Bank with thirty (30) days prior written notice and shall be entitled to the base compensation earned prior to the date of termination as provided for in this Agreement under Section 1.3, computed pro-rata up to and including the date of termination. The Employee shall be entitled to no other compensation.

         8. Change of Control.
         ---------------------

         8.1 For purposes of this Agreement, a "Change of Control" shall mean:

         (a) The acquisition by any individual, entity or group (a "Person") of beneficial ownership (within the meaning of the Federal Securities Laws) of forty percent (40%) or more of either (i) the then outstanding shares of common stock of the Bank or Bay National Corporation (the "Company") or (ii) the combined voting power of the then outstanding voting securities of the Bank or the Company entitled to vote generally in the election of directors provided, however, that all transactions engaged in by the Company and/or the Bank in connection with its formation activities, including, but not limited to the Company's initial public offering and the Bank's sales of shares of its capital stock to the Company, shall not constitute a "Change of Control"; or

         (b) If the individuals who, as of the date hereof, constitute the Board of Directors of the Bank (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Bank's stockholders, was approved by a majority of the directors then comprising the Incumbent Board or a committee appointed by a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board; or

         (c) the approval by the stockholders of the Bank or the Company of a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Bank or the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own, directly or indirectly, more than forty percent (40%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or of a liquidation or dissolution of the Bank or the Company or of the sale or other disposition of all or substantially all of the assets of the Bank or the Company.

         8.2. Change of Control Payments.

         (a) For purposes of this Section 8, the "Change of Control Date" shall mean the first date on which a Change of Control occurs. Notwithstanding anything to the contrary in this Agreement, if a Change of Control occurs and if the Employee's employment with the Bank is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Employee that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect the Change of Control or (ii) otherwise arose in


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connection with or anticipation of the Change of Control, then for all purposes of this Agreement the "Change of Control Date" shall mean the date immediately prior to the date of such termination of employment.

         (b) Upon a Change of Control, if Employee is employed by the Bank on the Change of Control Date, the Bank shall pay Employee two hundred ninety percent (290%) of Employee's "base amount" as such term is defined in Section 280(b)(3) of the Internal Revenue Code of 1986, as amended, at Employee's option, either (i) in a lump sum payment within five (5) days of the Change of Control Date; (ii) in substantially equal bi-weekly payments over a period of one (1) year, the first such payment commencing within five (5) days of the Change of Control Date; or (iii) in substantially equal bi-weekly payments over a period of two (2) full years, the first such payment commencing within five
(5) days of the Change of Control Date.

         9. Survival. Notwithstanding the termination of employment under this Agreement for any reason, the Employee's obligations under Sections 3 and 5 hereof shall survive and remain in full force and effect for the periods therein provided, and the provisions for equitable relief in Section 6 of the Agreement shall continue in force.

         10. Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of Maryland without giving effect to any conflict of laws provisions.

         11. Litigation Expenses. In the event of a lawsuit by either party to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable costs, expenses and attorney's fees from the other party. Disputes arising under Section 7 of the Agreement shall be submitted to an arbitrator (who is agreeable to both parties). The decision of the arbitrator shall be binding on both parties and the fees (including legal fees) and cost attributable to that arbitration process will be assessed as part of that process by the arbitrator. Such arbitration shall be held in the Baltimore metropolitan area and shall be conducted by the American Arbitration Association (or other mutually selected arbitrators) ("AAA") by an arbitrator selected using the AAA's procedures.

         12. Notices. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered or mailed by registered or certified mail, as follows (provided that notice of change of address shall be deemed given only when received);

                  If to the Bank, to:       John DiPietro, Vice President
                                            Bay National Bank
                                            Suite 120
                                            2328 W. Joppa Road
                                            Baltimore, Maryland 21093

                  copy to: Frank C. Bonaventure, Jr., Esquire Ober, Kaler, Grimes & Shriver
                                            120 East Baltimore Street


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                                            Baltimore, Maryland 21202

                  If to Employee, to:       Hugh W. Mohler
                                            Bay National Bank
                                            Suite 120
                                            2328 W. Joppa Road
                                            Baltimore, Maryland 21093

or to such other names and addresses as the Bank or Employee, as the case may be, shall designate by notice to each other person entitled to receive notices in the manner specified in this Section.

         13. Contents of Agreement; Amendment and Assignment.
         ----------------------------------------------------

         13.1. This Agreement supersedes all prior agreements and sets forth the entire understanding among the parties with respect to the subject matter hereof and cannot be changed, modified, extended or terminated except upon written amendment approved by the Board of Directors of the Bank. Without limitation, nothing in this Agreement shall be construed as giving Employee any right to be retained in the employ of the Bank beyond the expiration of the Employment Term and Employee specifically acknowledges that he shall be an employee-at-will of the Bank thereafter, and thus subject to discharge by the Bank with or without cause and without compensation of any nature unless a new Agreement is executed by both parties (or employment is continued at will).

         13.2. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties, except that the duties and responsibilities of Employee hereunder are of a personal nature and shall not be assignable or delegatable in whole or in part by Employee.

         14. Severability. If any provision of this Agreement or application thereof to anyone or under any circumstance is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

         15. Remedies Cumulative; No Waiver. No remedy conferred upon the parties by this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by the parties in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the parties from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.

         16. Miscellaneous. All section headings are for convenience only. This Agreement may be executed in several counterparts, each of which is an original.


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It shall not be necessary in marking proof of this Agreement or any counterpart to produce or account for any of the other counterparts.

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first above written.


Attest:                                 BAY NATIONAL BANK


/s/ John S. DiPietro           By: Carroll A. Bodie
--------------------           --------------------
Secretary                               Name: Carroll A. Bodie, Chair
                                        Title: Compensation Committee of the
                                                 Board of Directors

Witness:

/s/ Lucy Mohler                         /s/ Hugh W. Mohler
---------------                         ------------------
                                        Hugh W. Mohler


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